EXHIBIT 5



                        MCGUIRE WOODS BATTLE & BOOTHE LLP
                                ONE JAMES CENTER
                              901 EAST CARY STREET
                          RICHMOND, VIRGINIA 23219-4030

                               January 26, 1998


Board of Directors
Cornerstone Realty Income Trust, Inc.
306 East Main Street
Richmond, Virginia 23219


                      Registration Statement on Form S-3
                      $200,000,000 of Offered Securities


Gentlemen:


     We are acting as counsel for Cornerstone Realty Income Trust, Inc. (the "Company") in connection with the registration under the Securities Act of 1933 of debt securities ("Debt Securities"), Common Shares, no par value ("Common Shares"), and Preferred Shares, no par value ("Preferred Shares"), of the Company having an aggregate maximum public offering price of $200,000,000 (the "Offered Securities"). The Offered Securities are described in the Registration Statement on Form S-3 of the Company, File No. 333-34441 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on August 27, 1997, as amended by Amendment No. 1 filed on January 26, 1998. In connection with the filing of the Registration Statement you have requested our opinion concerning certain corporate matters.


     We are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia.

     2. When the Offered Securities have been sold as described in the Registration Statement, the Offered Securities (to the extent consisting of Common Shares and/or Preferred Shares) will be legally issued, fully paid and nonassessable and (to the extent consisting of Debt Securities) will be legally issued, fully paid and nonassessable and will be binding obligations of the Company. We expressly note that, as stated in the Registration Statement, as of the date hereof, the Company's Articles of Incorporation have not been amended to permit the issuance of Preferred Shares.

     We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us in the Prospectus included therein.



                                        Very truly yours,

                                        /s/ McGuire Woods Battle & Boothe LLP